EXHIBIT 10.9

LEASE AGREEMENT

THIS AGREEMENT made and entered into this  day of 17 day of July, 2007, by and between Robert L. and Maribeth F. Myers, 6211 West Okanogan Avenue, Kennewick Washington, 99336, hereinafter referred to as Landlord/Lessor, and Advanced Medical Isotopes Corporation, a Delaware corporation, with a principal place of business at 6208 West Okanogan Avenue, Kennewick, Washington, 99336, hereinafter Tenant/Lessee, WITNESSETH:

For and in consideration of the covenants to be performed by the respective parties, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the real property situated in the City of Kennewick, Benton County, State of Washington, commonly known as 6208 West Okanogan Avenue, Kennewick, WA 99336. The legal description of the subject property is attached hereto as Exhibit A.

The parties covenant and agree as follows:

Article 1. TERM.

The term of this lease shall be for five (5) years commencing on the 1st day of August, 2007.

Article 2. RENT.

The Tenant will pay to the Landlord the following as rent for said premises:

2.1 Monthly Rent. Monthly rental payments, in the amount on the following schedule, commencing on the first day of August, 2007, and continuing on the first day of each and every month thereafter.

Monthly Rental Schedule:
August 1, 2007 to July 31, 2008:	$3,500.00
August 1, 2008 to July 31, 2009:	$3,780.00
August 1, 2009 to July 31, 2010:	$4,082.40
August 1, 2010 to July 31, 2011:	$4,408.99
August 1, 2011 to July 31, 2012:	$4,761.71

All monthly rental payments shall be payable monthly in advance. The Tenant further covenants and agrees to deposit with the Landlord the sum of $8,261.71, receipt of which is hereby acknowledged by the Landlord, which sum shall represent and be applied to the first and last months' rental under the terms of this lease agreement or repair or damage to the premises;

2.2 Stock Issuance Rent. In addition to the Monthly Rent provided for in paragraph 2.1, above, Tenant shall further pay to Landlord an additional three thousand dollars ($3,000.00) per month, sixty (60) months prepaid in full, without refund or reimbursement for early termination of this Lease Agreement, through issuance of Advanced Medical Isotope Corporation stock, at the two hundred day simple moving average per share price on the date of execution of this Lease Agreement, plus an additional seven thousand five hundred dollars ($7,500.00) through issuance of Advanced Medical Isotope Corporation stock at the two hundred day moving average per share price on the date of execution of this lease agreement, such that Tenant will issue to Landlord stock with a value on the date of execution of this agreement of one-hundred eighty-seven thousand five hundred dollars ($187,500.00) based upon the two hundred day simple moving average, not later than August 1, 2007. The stock shall be issued in the name of Robert L. and Maribeth F. Myers with no restrictions other than a one-year hold; and

2.3 Triple Net. This Lease is a triple net lease and in addition to the rents due hereunder, Tenant shall be responsible for all insurance, taxes, maintenance (including repair and replacement) expenses and management fee as hereinafter in this Lease more particularly described, it being generally understood and agreed that Landlord shall not be responsible for any costs or expenses in connection with the Premises during the term of this Lease and shall be entitled to a net return of the rental herein specified undiminished by the cost of insurance, taxes described in Article 4, and assessments for water, electrical, gas, sewer or other utility charges or levies of any kind or nature whatsoever, now or at any time hereafter, during the term of this Lease or any renewal or extension hereof, except where otherwise specifically provided to the contrary herein.

Article 3. USE OF THE PREMISES.

The Premises shall be used for the conduct of a medical isotope production company. Tenant shall not allow the use of the Premises as a dwelling or any other use which would be in violation of the use restrictions set forth in the Lease.

Article 4. TAXES.

4.1 Real Property Taxes. In addition to the rents provided for in Article 2 above, and commencing with the term of this Lease, as defined in Article 1, Tenant agrees to pay monthly, on the first day of each month, (on an estimated basis by Landlord) all taxes (including other fees or charges hereinafter defined as New Taxes) and assessments levied and assessed for any year upon the Premises and the underlying realty. In the event the Landlord does not have the Premises separately assessed for tax purposes, then and in that event the taxes and assessments on the Premises shall be apportioned according to the floor area of the Premises, including mezzanine (if any), as it relates to the total leasable floor area of the building or buildings included in said tax assessment. All such taxes and assessments shall be payable by Tenant to Landlord within thirty (30) days after receipt of an invoice from Landlord advising Tenant of its share of said taxes and assessments. With respect to any assessments which may be levied against or upon the Premises or which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest shall be included within the computation of the annual taxes and assessments levied against the Premises. Taxes for the first and last year of the term hereof shall be prorated between the Landlord and Tenant as of the commencement of, and expiration of the term, subject to the provisions of Article 1, and shall be payable within ten (10) days after a receipt of an invoice from Landlord.

In the event taxes are billed on an estimated basis, Tenant shall pay to Landlord one-twelfth (1/12th) of its proportionate share of the estimated Real Property Taxes for each tax year on the first day of each month, which occurs in such tax year. The amount of the estimated Real Property Taxes shall be based on the most recent available assessment notices or tax bills concerning the entire Building or, at the option of Landlord, the Parcel of which the Premises are a part, or, if there are none, on such amount as Landlord, in good faith, shall estimate. If the amount paid by Tenant toward the estimated Real Property Taxes exceeds the actual amount due at the end of such tax year (as determined from the specific tax bills for such tax year), the excess shall be applied against Tenant's next succeeding payment(s) due under this Section. If the amount paid by Tenant under this Section is less than said actual amount due, Tenant shall pay to Landlord the deficiency within ten (10) days after notice from Landlord. A tax bill or assessment notice submitted by Landlord to Tenant shall be conclusive evidence of the amount of Real Property Taxes assessed or levied and of the items taxed or assessed.

4.2 Personal Property Taxes. Tenant shall pay, before delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of its business operation, including but not limited to the furniture, fixtures, leasehold improvements, equipment and other property of Tenant at any time situated on or installed in the Premises by Tenant or by the Landlord for Tenant's use, including any HVAC Unit(s) and/or systems. If at any time during the term of this Lease any of the foregoing are assessed as a part of the real property of which the Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property of which the Premises are a part. For the purpose of determining said amount, figures supplied by the tax assessor as to the amount so assessed shall be conclusive.

4.3 New Taxes. In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse to Landlord, within thirty (30) days of the mailing of notice of a demand therefor, any and all taxes payable by Landlord (other than net income, estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto:

4.3.1 Upon, allocable to, or measured by the area of the Premises or on the rent payable hereunder, including without limitation, any gross income tax or excise tax levied by the State of Washington, Benton County, and the City of Kennewick, any political subdivision thereof, City or Federal Government with respect to the receipt of such rent; or

4.3.2 Upon or with respect to the possession, leasing, operations, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

4.3.3 Any fees or charges levied against Landlord or the Premises by or on behalf of any governmental (either public or quasi-public) entity for services rendered by or on behalf of any governmental (public or quasi-public) entity, including those established in place of property taxes whether called "fees" or otherwise.

Article 5. UTILITIES SERVICES

                Tenant agrees at its own cost and expense, to pay for all water, gas, sewer (and septic tank service, if any), power and electric current, garbage collection and/or compacting, and other similar utilities or services used by the Tenant on the Premises and for all connection and/or hookup fees, standby charges, service fees, whether charged before or after completion of the Premises and/or the Building, maintenance, repair, replacement and inspection service for fire sprinkler system, drainage and sewer facilities, and all utilities from and after the delivery of possession of the Premises by Landlord. If separate meters are provided for Tenant, the cost of the meters, deposit for meters, and their installation shall be at Tenant's expense.

In addition to the Rent specified in Article 2, Tenant shall pay as additional rent a utility charge to reimburse Landlord for utilities furnished by Landlord, if any, to the Premises.

If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deeded to constitute Landlord's consent to such overloading.

Tenant agrees at its own cost and expense to pay for all lawn and yard care and maintenance and to maintain all landscaping in good repair and condition, specifically including the waterfall. Tenant shall not alter or remove the landscaping, including the waterfall, without the express, written consent of the Landlord. Landlord shall be permitted to remove the waterfall and surrounding landscaping at its own election and expense.

Tenant agrees at its own cost and expense to pay for all security and fire alarm system maintenance and cost, including false alarm costs, and Tenant further agrees that any changes, alterations, or additions to the security/alarm system are to be provided and performed by J. Compton with Tri-City Sales, Incorporated, at Tenant's sole cost and expense.

Tenant agrees at its own cost and expense to pay for all telephone system maintenance and cost and that any changes, alterations, or additions to the telephone system are to be provided and performed by Telco Wiring & Repair, Inc., at Tenant's sole cost and expense.

Article 6. MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

6.1 Maintenance And Repairs.

6.1.1 The Tenant agrees at all times, from and after delivery of possession of the Premises to the Tenant, and at its own cost and expense to maintain, repair and/or replace in good and tenantable condition the Premises and every part thereof, excluding only the roof, exterior walls, structural parts of the Premises and structural floor. Tenant's obligation includes without limitation floor covering (including carpeting, terrazzo or other special flooring), the utility meters, electrical wiring, plumbing pipes and conduits, all fixtures, air conditioning, heating, HVAC, sewage, and sprinkler systems, including equipment serving the Premises (operation and maintenance to be performed at least in accordance with manufacturer's specifications or other minimum operation and maintenance standards furnished to Tenant by Landlord) and other equipment therein, the ceiling, storefront or storefronts, all Tenant's signs, locks and closing devices, and all window sash, casement or frames, door and door frames, and all such items of maintenance, repair and/or replacement, improvement or reconstruction as may at any time or from time to time be required by a governmental agency having jurisdiction thereof. Tenant shall have all heating, air conditioning and HVAC systems regularly serviced and maintained pursuant to a service contract with a professional heating and air conditioning service firm, and both the contractor and the contract shall be approved in writing by Landlord. All glass, both exterior and interior, is at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of equal or greater quality, all meeting applicable codes. As used in this Article the expression "exterior walls" shall not be deemed to include storefront or storefronts, plate glass, gates, window cases, or window frames, doors or door frames and their appurtenances even if located in or on such walls. It is understood and agreed that the Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment exclusively serving the Premises at any time. Tenant shall provide for pest extermination services at reasonable intervals.

6.1.2 The Tenant further covenants and agrees that if Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part or component thereof, including the regular cleaning of windows and floor coverings and the regular servicing of air conditioning, heating and HVAC systems, in a manner reasonably satisfactory to Landlord, then Landlord may go upon the Premises and make any necessary repairs or maintenance to the Premises or any part or component thereof, and perform any work therein including that which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the State Surveying and Rating Bureau or of any similar body, or that the Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if the Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from the Landlord. Nothing herein contained shall imply any duty on the part of the Landlord to do any work which under any provision of this Lease the Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same. No exercise by the Landlord of any rights herein reserved shall entitle the Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of rent. In the event Landlord makes or causes any such repairs to be made or performed, as provided herein, Tenant shall pay the cost thereof to Landlord, forthwith, as additional rent upon receipt of a bill therefor, and such cost shall include interest at the rate provided for on Past Due Obligations as provided in Section 20.14 from the date of completion of the repairs or earlier payment by Landlord for services or costs associated therewith.

6.1.3 Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense so long as this waiver does not conflict with requirements of insurance. Tenant expressly agrees that the use of roof areas shall be limited to ingress for maintenance purposes only, and then only after the prior consent of Landlord, and that said roof areas shall not be used for storage, inventory and other similar uses.

6.1.4 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in broom-clean condition and otherwise in as good a condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Premises and the Building any signs, notices and displays placed by Tenant. Tenant agrees to repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, moveable partitions or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall fill, patch and otherwise repair any holes and other damage to the store front as a result of removal of Tenant's signs and shall repaint such store front to match the then existing building paint. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

6.2 Alterations.

6.2.1 Tenant shall not make any alterations or additions to the Premises nor make any contract therefor without first procuring Landlord's written consent. Any alterations, additions, and improvements are to be made at Tenant's sole and separate cost. All alterations, additions, and improvements made by Tenant to or upon the Premises, except light fixtures, signs, electrical equipment, cases, counters or other removable trade fixtures, shall at once when made or installed be deemed to have been attached to the Premises and to have become the property of Landlord; provided, however, if prior to termination of this Lease, or within thirty (30) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall at the termination of this Lease or if notified within thirty (30) days thereafter, promptly remove the additions, improvements, fixtures, trade fixtures, floor covering and installations which were placed in the Premises by Tenant and which are designated in said notice or which are to be retained by Tenant and shall repair any damage occasioned by such removal; and in default thereof Landlord may effect said removal and repairs at Tenant's expense.

6.2.2 All work with respect to any alterations, additions, and changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work.

6.2.3 Any such changes, alterations and improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such alterations, additions or changes or of any construction, Tenant shall have the work performed in such a manner as not to cause nuisance.

6.2.4 Before commencing any such construction in or about the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord deems necessary to protect the Premises and Landlord from mechanics' liens, materialmen's liens, or any other liens.

Article 7. ENTRY BY LANDLORD

Landlord and the authorized representatives of Landlord may enter the Premises at all reasonable times with a 24-hour notice, for the purpose of exhibiting the same to prospective purchasers and, during the final ninety (90) days of the term of this Lease, may exhibit the Premises for lease and display thereon, in such manners not unreasonably to interfere with Tenant's business, the usual "For Lease" signs, and such signs shall remain unmolested upon the Premises.

Landlord and its agents shall have reasonable access to the Premises during all reasonable hours for the purpose of examining the same to ascertain if they are in good repair, and at its option to make reasonable repair, which Landlord may be authorized to make hereunder and Tenant hereby grants to Landlord such licenses and easements as necessary or expedient to effectuate the foregoing.

Article 8. LIENS.

Tenant agrees that it will pay or cause to be paid all costs for work done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanics' liens on account of work done by Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify and save Landlord free and harmless against claims, liability, loss, damage, costs, attorney's fees, and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished to Tenant or persons claiming under Tenant.

If Tenant shall desire to contest any claim of lien, it shall furnish Landlord adequate security for the value or in the amount of the claim, plus estimated costs and interest, or a bond of responsible corporate surety in such amount conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of lien for any amount is entered, Tenant shall pay and satisfy the same at once.

If Tenant shall be in default in paying any charge for which a mechanics' lien claim and suit to foreclose the lien have been filed, and shall not have given Landlord security to protect the property and Landlord against such claim of lien, Landlord may (but shall not be so required to) pay the claim and any costs, and the amount so paid, together with reasonable attorneys fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant agrees to and shall pay the same with interest at the rate provided for on Past Due Obligations as provided in Section 20.14 from the dates of Landlord's payments.

Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

Landlord or its representative shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so in sufficient time to enable Landlord to file and record such notices.

Article 9. INDEMNITY.

9.1 Indemnity. Except to the extent directly caused by the negligence of Landlord, Tenant hereby agrees to defend, pay, indemnify and hold Landlord (and its respective affiliates, employees and agents) harmless from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees, judgments and liabilities of every kind, and all reasonable expenses incurred in investigating and resisting the same (including reasonable attorneys' fees), resulting from or in connection with loss of life, bodily or personal injury or property damage (i) arising out of or on account of any occurrence in or on the Premises, including, specifically without limitation, arising out of the bursting, release, breaking, leaking, overflowing or backing up of utility lines or any sprinkler system within the Premises, or (ii) occasioned wholly or in part through the use and occupancy of the Premises or any improvements therein or appurtenances thereto, or (iii) occasioned by any act or omission or negligence of Tenant or any assignee, subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors in the Premises or in the doorways. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby waives all claims in respect thereof against Landlord.

9.2 Exemption Of Landlord From Liability. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defect of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building.

Article 10. INSURANCE.

10.1 General Liability And Property Damage. Tenant shall at all times during the term hereof, or upon the date of occupancy, whichever is sooner, and at its own cost and expense procure and continue in force Workmen's Compensation Insurance, Bodily Injury and Property Damage Liability Insurance adequate to protect Landlord and naming Landlord as an additional insured in the liability contract against liability for injury or death of any person in connection with the construction of the improvements, use, operation or condition of the Premises (and related sidewalks, loading docks and other appurtenances). Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury and property damage. The limits of such insurance shall not limit the liability of Tenant.

10.2 Fire And Extended Coverage.

10.2.1 PREMISES. Landlord shall procure and maintain at its own expense during the term of this Lease, Fire, Windstorm and Extended Coverage Insurance (with additional perils to be covered at Landlord's option) on the Premises in amounts no less than eighty percent (80%) of the insurable value above foundation. Landlord's reasonable estimate of the insurable value shall be binding on Tenant for the purposes of establishing the amount of insurance coverage due hereunder. Tenant shall pay for all increases in all insurance premiums caused by Tenant's use or occupancy of the Premises, act of negligence, or violation of the policy provisions.

10.2.2 FIXTURES. Tenant shall at all times during the term hereof, and commencing upon the date of the installation of Tenant's fixtures if sooner, and at its own cost and expense, (i) maintain in effect policies of insurance covering fixtures, equipment, plate glass, and personal property located in or on the Premises, with no deductible unless expressly approved in writing by Landlord, in an amount not less than ninety percent (90%) of their actual cash value from time to time during the term of this Lease, providing protection against any peril included within the classification Fire and Extended Coverage, together with insurance against sprinkler damage, vandalism, and malicious mischief, and (ii) be responsible for the maintenance, repair, and replacement of the plate glass on the Premises, and (iii) procure and maintain in full force and effect boiler and machinery insurance on all air conditioning equipment, boilers, and other pressure vessels and systems, whether fired or unfired, located in or serving the Premises; and if the said objects and the damage that may be caused by them or result from them are not covered by Tenant's Extended Coverage insurance, then such insurance shall be in an amount not less than One Hundred Thousand Dollars ($100,000). The proceeds of such insurance shall be used to repair or replace the fixtures, equipment, personal property, and glass so covered, and any Lender providing financing and taking a security interest on fixtures with Landlord's consent shall expressly agree to this provision.

10.2.3 ENVIRONMENTAL HAZARD. Tenant shall at all times during the term hereof or upon the date of occupancy, whichever is sooner, and at its own cost and expense procure and continue in force all risk Environmental Hazard insurance adequate to protect Landlord and naming Landlord as an additional insured in the liability contract against liability for contamination, environmental hazard, hazardous waste, radioactive waste, or any other environmental liability in connection with the Tenant's use of the use, operation or condition of the Premises (and related sidewalks, loading docks and other appurtenances). Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury and property damage. The limits of such insurance shall not limit the liability of Tenant.

10.3 Tenant's Share Of Insurance Cost. Tenant shall pay, in addition to the rent, and commencing with the term of this Lease, the amount of the cost to Landlord of the insurance required to be maintained by Landlord on the Premises under Section 10.2.1. Such payments shall be made by Tenant within ten (10) days after receipt of a written statement from Landlord, or on the first day of each month if billed monthly, setting forth the amount of any such insurance cost. If the amount paid by Tenant towards the estimated cost to Landlord of the insurance to be maintained by Landlord on the Premises under Section 10.2.1 exceeds the actual amount due at the end of Landlord's insurance year, the excess shall be applied against Tenant's next succeeding payment(s) due. If the amount paid by Tenant is less than said actual amount due, Tenant shall pay to Landlord within ten (10) days after notice from Landlord the amount of such deficiency. Insurance premium invoices submitted by Landlord to Tenant shall be conclusive evidence of amount due Landlord.

10.4 Form of Policies. All insurance required to be carried by Tenant hereunder shall be with companies rated. A+ Class VII or better in Best's Insurance Guide (or such larger Class as Landlord may determine appropriate in the event Tenant's use creates an unusual or greater than normal insurance risk) and shall be on forms and with loss payable clauses satisfactory to Landlord naming Landlord and any persons, films, or corporations designated by Landlord as an additional insured as its interest may appear, and copies of policies of such insurance or certificates issued by the insurance company evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least fifteen (15) days prior to Tenant occupying the Premises. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. No such policies shall be cancelable (or coverage reduced), except after thirty (30) days written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand and shall bear interest at the rate provided for Past Due Obligations as provided in Section 20.14 from the date of payment by Landlord. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to the Landlord as required by this Lease and contains the other requirements set forth herein.

10.5 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the officers, employees, agents and representatives of such other party for loss of or damage to such waiving party of its property or the property of others under the form of fire insurance policy with all permissible extensions and endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's workmen's compensation carrier of any right of subrogation against Landlord.

Article 11. CONDITION OF PREMISES

Tenant taking possession of the premises shall be conclusive evidence against the Tenant in the premises that the Premises were in satisfactory condition when Tenant took possession. Tenant acknowledges inspection of the Premises and hereby accepts the Premises "AS IS" with no representation or warranty by Landlord as to the condition of the Premises or their suitability for Tenant's proposed improvements thereto or use thereof or the condition of the Premises, and with no promise by Landlord or its agents to improve or repair the Premises.

Article 12. DAMAGE OR DESTRUCTION

12.1 Insured or Minor Damage. Subject to the provisions of Section 12.3, if at any time during the term hereof the Premises are destroyed or damaged and either (a) such damage is not Substantial as that term is hereinafter defined, or (b) such damage, including related damage to other parts of the Building, is covered by insurance proceeds received by Landlord, then Landlord shall promptly repair such damage at Landlord's expense and this Lease shall continue in full force and effect.

12.2 Substantial Damage. Subject to the provisions of Section 12.3, or at any time during the term hereof the Premises are destroyed or damaged and if such damage is Substantial as that term is hereinafter defined, and if such damage was caused by a casualty not required to be insured against under Article 10, then Landlord may at its option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) cancel and terminate this Lease as of the date of the occurrence of such damage by giving Tenant written notice of its election to do so within ninety (90) days after the date of occurrence of such damage.

12.3 Damage Near End of Term. If the Premises are destroyed or damaged during the last six (6) months of the term of this Lease and the estimated cost of repair exceeds ten percent (10%) of the Minimum Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving Tenant written notice of its election to do so within thirty (30) days after the date of occurrence of such damage. If Landlord shall not elect to terminate this Lease, the repair of such damage shall be governed by Section 12.1 or 12.2 as the case may be.

12.4 Partial Destruction. If twenty percent (20%) or more of the Building shall be damaged or destroyed by fire or any other cause notwithstanding that the Premises may be unaffected thereby, Landlord may at its option cancel and terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of occurrence of such damage or destruction in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Premises to Landlord.

12.5 Abatement of Rent.

12.5.1 If the Premises are destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article, Tenant shall continue the operation of its business on the Premises to the extent reasonably practicable from the standpoint of prudent business management. The monthly Rent payable hereunder for the period during which such damage, repair or restoration continues (or during the period when Tenant cannot conduct its business in the Premises, whichever is longer) shall be abated in proportion to the degree to which the Premises are rendered untenantable. The provisions hereof shall not be effective to prevent full payment of the monthly Rent pursuant to the rent loss endorsements, if any, in effect with respect to the insurance policies. There shall be no abatement of stock issuance or any item of additional rent or other monetary charge payable hereunder. Tenant shall have no claim against Landlord for any damages suffered by Tenant by reason of any such damage, destruction, repair or restoration.

12.5.2 If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article and shall not commence such repair or restoration within ninety (90) days after such obligations shall accrue (which shall be deemed to be the date on which the insurance carrier acknowledges liability and fixes the amount payable to Landlord), Tenant may at its option cancel and terminate this Lease as of the date Tenant vacates the Premises by giving Landlord written notice of its election to do so at any time prior to the commencement of such repair or restoration.

12.6 Definitions. For the purpose of this Article, Substantial damage to the Premises shall be deemed to be the damage, the estimated cost of repair of which exceeds twenty percent (20%) of the then estimated replacement cost of the building.

Article 13. CONDEMNATION

               13.1 Entire Or Substantial Taking. If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant's business, notwithstanding restoration by Landlord as hereinafter provided, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date on which the condemning authority takes title or possession, whichever first occurs. A taking of any portion of the Building under power of eminent domain shall confer upon Landlord the option to terminate this Lease. Such option shall be exercised within thirty (30) days after such taking.

                13.2 Partial Taking. In the event of any taking of the Premises under the power of eminent domain which does not so result in the termination of this Lease, the monthly Rent payable hereunder shall be reduced, on an equitable basis, taking into account the relative value of the portion taken as compared to the remaining portion. Landlord shall promptly at its expense restore the portion of the Premises not so taken as to near its former condition as is reasonably possible and this Lease shall continue in full force and effect.

                13.3 Awards. Any award for any taking of all or any part of the Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee; provided that nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damage for cessation or interruption of Tenant's business, or for relocation costs, or for the portion of Tenant's business, or for the portion of such award as is allocable to improvements constructed or paid for by Tenant, provided that Tenant agrees that it will not hold up Landlord's award hereunder through its negotiations with respect to its award, if any.

13.4 Sale Under Threat of Condemnation. A sale by Landlord of the Premises to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Section.

13.5 Tenant's Option. A taking of twenty-five percent (25%) or more of the leased floor area of the Premises shall confer upon Tenant the option to be exercised only within thirty (30) days after Tenant shall have received notice thereof, to terminate this Lease effective as of the date of such taking, upon written notice to Landlord. Failure of Tenant to exercise such option shall constitute Tenant's agreement that the balance of the Premises is reasonably adequate for the conduct of Tenant's business, and this Lease shall remain in effect subject to Section 13.2 hereof.

Article 14. ASSIGNMENT AND SUBLEASE

14.1 By Tenant. Tenant shall not voluntarily or by operation of any law, assign, license, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease or in the Premises, and shall not sublet or license all or any part of the Premises without the prior written consent of Landlord in each instance, and any such transfer, mortgage, encumbrance or subletting without such consent shall be wholly void. Without in any way limiting Landlord's right to refuse to give such consent for any reason or reasons, Landlord reserves the right to refuse to give such consent if in Landlord's sole discretion and opinion the quality of the Building or the business conducted on the Premises is or may be in any way adversely affected during the term of this Lease, or if the financial worth of the proposed new tenant is less than that of the Tenant executing this Lease.

14.2 No Release. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligations hereunder, including those to pay the rents and monetary charges hereunder, and perform all of the other obligations to be performed by Tenant hereunder, unless a novation is expressly approved in writing by Landlord, and any sublet of the Premises shall be subordinate to the terms of this Lease and any sublease of the Premises, or any portion thereof, shall specify that such sublease shall terminate upon the termination of this Lease for whatever reason or at the sole election of Landlord, shall remain in full force and effect and Landlord, after the termination of this Lease shall be entitled to receive all rents payable pursuant to such sublease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

14.3 Procedures. Should Tenant desire to enter into an assignment, sublease, transfer, sale, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change, Tenant shall give notice thereof to Landlord by requesting in writing Landlord's consent to such transaction at least sixty (60) days before the proposed effective date of any such transaction and shall provide Landlord with the following:

(a)          The full particulars of the transaction including its nature, proposed effective date, terms and conditions, and copies of any offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to such proposed transaction;

(b)        The identity, and previous business experience of the proposed assignee, sublessee, pledgee, or other recipient of Tenant's interests in this Lease, including, without limitation, copies of the above recipients' last two annual, and the most recent interim income statement, balance sheet, and change-of-financial-position statements (with accompanying notes) prepared in accordance with generally acceptable accounting procedures in audited form, if available. If audited statements are not available, then, in addition, the last two years federal and state income tax records must be submitted;

(c)       Any further information relevant to the transaction which Landlord shall have requested within fifteen (15) days after receipt of Tenant's request for consent; and

(d)       A Fee of Two Hundred Fifty Dollars, which is non-refundable as partial compensation to Landlord for review of the requested assignment.

Should Tenant fail to make said written request in accordance with the requirements set forth in this Section, or attain Landlord's approval, Tenant's failure shall constitute a material breach of this Lease.

Notwithstanding the foregoing, any request for, or entry into, any of the above transactions which has not met with the notice provisions set forth in this Section shall be of no force or effect until Landlord's consent has been obtained in accordance with the above. Tenant shall pay Landlord's reasonable fees and costs incurred in connection with the processing of documents necessary to the giving of such consent and/or effecting such assignment, sublease, transfer, sale, or other arrangement, not to exceed One Thousand and No Dollars ($1,000.00).

14.4 By Landlord. Landlord shall have the right to sell, assign, transfer, convey or mortgage its interest in this Lease and in and to the Premises, provided, however, that any such sale, assignment, transfer, conveyance or mortgage shall not result in the disruption of Tenant's quiet enjoyment of the Premises and any such sale, assignment, transfer, conveyance or mortgage shall be subject to the terms of this Lease.

Article 15. SUBORDINATION; QUIET ENJOYMENT; ATTORNMENT

15.1 Subordination. This Lease at Landlord's option shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof by Landlord or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided, however, that so long as Tenant complies with the obligation imposed upon Tenant in this Lease, neither Tenant nor its successors and assigns (if approved by Landlord) shall be disturbed or molested in its possession of the Premises. If any mortgagee, trustee or ground lessor shall elect to have this Lease be prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to, or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

15.2 Subordination Agreements. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgage or deeds of trust as may be required by Landlord or prospective purchasers or mortgagees of the Premises. Landlord agrees that any trust deed or any indebtedness or mortgage of Landlord, shall contain apt provisions under the terms of which the existence of this Lease shall be recognized, and wherein it shall be provided that so long as Tenant complies with the obligations imposed upon Tenant in this Lease, neither Tenant nor its successors and assigns shall be disturbed or molested in its possession of the property covered by this Lease and the full enjoyment of this Lease for the term and any renewals or extensions hereof. This provision shall be binding upon trustees in deeds of trust, mortgagees in mortgages and receivers thereunder and purchasers at any sale pursuant thereto.

15.3 Quiet Enjoyment. Landlord covenants that there are no liens upon its estate other than (a) the effect of covenants, conditions, restrictions, easements, rights and rights-of-way of record, (b) the effect of any local or state zoning laws, (c) general and special taxes not delinquent; and (d) other liens, claims and encumbrances which will not affect the Tenant's quiet enjoyment of the Premises. Landlord agrees that Tenant, upon paying the Rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the term hereof or any extension thereof; subject, however, to any of the aforesaid ground leases, mortgages, or deeds of trust, if any.

15.4 Attornment. In the event any proceedings are brought for default under ground or any underlying lease or in the event of foreclosure, receivership or in the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the receiver or any purchaser upon any such foreclosure or sale and recognize such receiver or purchaser as the Landlord under this Lease, provided said purchaser expressly agrees in writing to accept Tenant and to be bound by the terms of this Lease.

Article 16. DEFAULT AND REMEDIES

16.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

16.1.1 Any failure by Tenant to pay monthly Rent or any other monetary sums required to be paid hereunder, where such failure continues for three (3) days after receipt of written notice by Landlord to Tenant;

16.1.2 The abandonment or vacation of the Premises by Tenant;

16.1.3 The repudiation of this Lease by Tenant, any action by Tenant which renders performances by Tenant of its obligations under this Lease impossible, or any action by Tenant which demonstrates an intent by Tenant not to perform an obligation under this Lease or not to continue with the performance of obligations under this Lease;

16.1.4 A failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

16.1.5 The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

16.2 Notice. Tenant shall pay Landlord the sum of Two Hundred Fifty and No/100ths Dollars ($250.00) in addition to any other obligations hereunder for the cost of sending each Notice of Default.

16.3 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right of remedy at law or in equity which Landlord may have by reason of such default or breach;

16.3.1 Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due (or alternatively, if Landlord exercises the right to accelerate the Rent due hereunder as set forth in Section 16.4 below, recover all Rent and other monetary charges due as a result of acceleration), without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate this Lease, Landlord shall nevertheless have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate this Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and if Tenant does not pay for storage, then sold at public auction; the proceeds of such sale shall first be applied to payment of the expenses of such sale, second to amounts due Landlord and the balance, if any, to Tenant. In the event any re-letting occurs, Tenant's right to possession of the Premises under this Lease shall terminate automatically upon the new Tenant taking possession of the Premises, but Tenant shall nevertheless be responsible for damages, more particularly described in Sections 16.3.2.1 through 16.3.2.5. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord may at any time during the term of this Lease elect to terminate this Lease by virtue of such previous default of Tenant.

16.3.2 Terminate Tenant's right to possession by any lawful means and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation thereto the following;

16.3.2.1 the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

16.3.2.2 the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds, the amount of such rental loss that could have been reasonably avoided; plus

16.3.2.3 the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that could be reasonably avoided; plus

16.3.2.4 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of events would be likely to result therefrom including costs and expenses incurred by Landlord in making the Premises ready for a new tenant; plus

16.3.2.5 at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law of the State where the Premises are located. Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in Section 16.3.2.1 above, the "worth at the time of award" is computed by allowing interest at the rate provided for on Past Due Obligations as provided in Section 20.14 from the date of default. The term Rent, means the rent to be paid pursuant to Article 2 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease ("Rent"). Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord may terminate this Lease at any time during the term of this Lease by virtue of such previous default by Tenant.

16.4 Acceleration Of Rent. In the event of any such material default or breach by Tenant, Landlord may, at its election and without limiting Landlord's other rights and remedies, accelerate the payment of all Rent and other monetary sums payable by Tenant for the balance of the term and upon any such elections such sums shall be immediately due and payable in full.

16.5 Special Damages. In addition to the damages for breach of this Lease described in Sections 16.3 and 16.4, Tenant agrees that Landlord shall be entitled to receive from Tenant any and all costs in connection with Tenant's default hereunder, including without limitation, administrative costs of Landlord associated with Tenant's default, costs of repairing and leasing commissions for any leasing agent engaged to re-let the Premises.

16.6 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are unknown and will be extremely difficult to ascertain other than such charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord in addition to the late charges incurred by Landlord under any mortgage or deed of trust covering the Premises, a late charge equal to ten percent (10%) of the amount(s) past due and additionally all such installments of Rent or other sums due shall bear interest at the rate provided for on Past Due Obligations as provided in Section 20.14 from the date the same became due and payable. The parties hereby agree that such late charge represents fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the rights and remedies granted hereunder.

16.7 Default By Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion, provided, further, that in the event that Landlord has defaulted in the payments of a monetary obligation and Tenant has advanced monies to pay such obligation. Landlord shall pay Tenant interest on such monies advanced at a rate provided for on Past Due Obligations as provided in Section 20.14 from the date the money was advanced by Tenant.

16.8 Bankruptcy.

16.8.1 CHAPTER 7. In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code, and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Sections 16.8.2, 16.8.3, and 16.8.5 are satisfied. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, damages pursuant to this Article 16) in any such proceeding shall survive.

16.8.2 CHAPTER 11. In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is converted to Chapter 11, Tenant's trustee or Tenant, as debtorin-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or conversion thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, damages pursuant to this Article 16) in any such proceeding shall survive.

16.8.2.1 Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption, and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

16.8.2.2 Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption that it will compensate Tenant for any actual pecuniary loss incurred by Tenant arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

16.8.2.3 Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and if Tenant's trustee or the debtor-in-possession has provided such Assurance, Tenant's trustee or the debtorin-possession shall also deposit with Landlord, as security for the timely payment of Rent hereunder, an amount equal to six (6) monthly installment payments of the monthly Rent, and Common Area expenses that shall become due under this Lease, provided all terms and provisions of this Lease shall have been complied with. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

16.8.2.4 Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises. For purposes of this Section 16.8, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord and/or Landlord shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above.

16.8.3 SUBSEQUENT PETITIONS. In the event that this Lease is assumed in accordance with Section 16.8.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

16.8.4 ADEQUATE ASSURANCES. If Tenant's trustee or the debtor-inpossession has assumed the Lease pursuant to the terms and provisions of Sections 16.8.1, 16.8.2, and 16.8.3 for the purposes of assigning (or thereafter elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performances of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein, "adequate assurance of future performance" shall mean and include all such requirements as set forth in Section 365 of Title II, U.S. Code (as may be amended) are met, and further that no less than each of the following conditions has been satisfied:

16.8.4.1 The proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant's obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a net worth which Landlord reasonably determines to be sufficient to secure the Tenant's obligations hereunder, and has also furnished information with respect to the proposed assignee's management ability, expertise and experience in Tenant's business and Landlord has reasonably determined that the proposed assignee has the management expertise and experience to operate the business conducted on the Premises.

16.8.4.2 Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, in order to permit Landlord to consent to such assignment without violating the terms of any such agreement.

16.8.4.3 The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the proposed assignee) under this Lease.

16.8.5 USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obliged to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the monthly Rent and other charges due hereunder. No acceptance by Landlord of said use and occupancy charger, or of Rent hereunder, shall constitute a waiver of any of the provisions of this Section 16.8 or any of Landlord's rights thereunder.

16.8.6 NO TRANSFER IN BANKRUPTCY WITHOUT CONSENT.  Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, or assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless the requirements and conditions of this Section 16.8 are fully met or unless Landlord shall have otherwise consented to such transfer in writing.  No acceptance by Landlord of installment payments of Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s rights under this Section 16.8 including the right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

Article 17. NOTICES

All notices or demands of any kind required or desired to be given by or to Landlord, Tenant, or Guarantor(s) hereunder shall be in writing. All notice between the parties shall be deemed received when personally delivered or when deposited in the United States mail postage prepaid, registered or certified, with return receipt requested, or sent by recognized overnight delivery (e.g. Federal Express, UPS, DHL, etc.) addressed to the parties, as the case may be, at the address set forth in the introductory paragraph of this Lease or at such other addresses as the parties may subsequently designate by written notice given in the manner provided in this section.

Notice personally delivered will be effective upon delivery to an authorized representative of the party at the designated address.

Article 18. COMMON AREAS

Throughout the term of this lease, the Server Room and cabinet in the premises wherein Landlord maintains computer servers shall remain a common area to be used by both the Landlord and Tenant. Tenant shall not change the exterior door lock to the Break Room nor in any way shall Tenant limit or restrict Landlord's access or use of the Server Room through the Break Room. There shall be no reduction in Tenant's rent, insurance responsibilities, tax responsibility, or other obligations. due to Landlord's use of this common area.

Article 19. HAZARDOUS SUBSTANCES

Without limiting the generality of any other provision of this Lease, Tenant shall not cause or permit any "Hazardous Substance Law" (as defined below) to be violated or any "Hazardous Substances" (as defined below) that are not customarily used in Tenant's business to be used, stored, generated on, transported over or disposed of on or in the Demised Premises. If (i) Hazardous Substances are used, stored, generated on, transported over or disposed of on or in the Demised Premises, or if (ii) any Hazardous Substance Law is violated on or about the Demised Premises, or if (iii) the Demised Premises become contaminated in any manner, or if (iv) any other part of the Building or the surrounding properties become contaminated in any manner as a result of any willful or negligent act of Tenant or Tenant's employees, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs (including, without limitation, legal costs, attorney's fees, costs of investigation, costs of mitigation and costs of remediation), liabilities or losses (including, without limitation, the decrease in the value of the Demised Premises and other property owned by Landlord, damages caused by loss or restriction of rentable or useable space or other damages caused by adverse impact on marketing of the space and other spaces and property owned by Landlord, and any and all sums paid for settlement of claims and attorneys fees) arising during the term of the Lease or after the Lease terminates. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any clean up removal or restoration mandated by any Hazardous Substance Law or by any federal, state or local agencies or political subdivision or deemed desirable by Landlord. Without limiting the foregoing, if Tenant desires or is obligated to conduct any testing, analysis, investigation, removal, remediation or mitigation with respect to any Hazardous Substance or suspected Hazardous Substance, Tenant shall first obtain Landlord's written approval for any such action.

For purposes of this Lease, "Hazardous Substance" means any chemical, compound or material which is deemed a hazardous substance, hazardous waste, hazardous material, infectious waste or toxic substance, or any combination or formulation of substances defined, listed or classified by reasons of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive carcinogenicity, extraction procedure toxicity, toxicity characteristic, leaching procedure toxicity, petroleum, including crude oil and any fractions thereof; "hazardous waste," "restricted hazardous waste," and "waste" with the above stated properties, as defined in applicable Washington law and any other chemical material or substance that because of its quantity, concentration, physical or chemical characteristics exposure to which is limited or regulated for health, safety, and environmental reasons by any governmental authority with jurisdiction, or which poses significant present or potential hazard to human health and safety or to the environment if released to the work place or environment.

For purposes of this Lease, "Hazardous Substance Law" means any federal, state or local statute, regulation, rule, ordinance or common law principle concerning the presence, possession, handling, storage, treatment, transportation, disposal or cleanup of, or liability for, a Hazardous Substance, as currently in effect and as hereafter enacted or modified, as well as common law principles of tort and strict liability.

Article 20. GENERAL.

20.1 Exclusives. It is herewith agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant.

20.2 Tenant Offset and Estoppel Certificate.

20.2.1 Tenant shall at any time within ten (10) days after written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in any form that the Landlord, at its sole discretion, may require (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Landlord or Tenant's respective knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

20.2.2 Tenant hereby acknowledges that failure by Tenant to deliver such statement within said ten (10) days will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are unknown and will be extremely difficult to ascertain. Accordingly, if any such statement shall not be received by Landlord or Landlord's designee within ten (10) days after such written request from Landlord, Tenant shall pay to Landlord a late submission charge in the amount of Five Hundred Dollars ($500). Such late submission charge shall be due and payable immediately and without further notice and if not paid on or before the next installment of Minimum Rent is due shall bear interest at the rate provided for on Past Due Obligations as provided in Section 20.14 from the date the same became due and payable until paid.

20.2.3 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, and (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than an amount equal to one month's rent has been paid in advance.

20.2.4 If Landlord desires to sell, finance, or refinance the Premises, the Building or any part thereof, Tenant hereby agrees to deliver to any purchaser or lender designated by Landlord such financial statements of Tenant as may be reasonably required by such purchaser or lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purpose herein set forth.

20.3 Transfer Of Landlord's Interest. In the event of a sale or conveyance by Landlord of Landlord's interest in the Building and/or the Premises, other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee. Upon the sale of the Premises, Tenant upon notice of any such transfer, shall change the named insured under the insurance policies described in Article 11 to the new Landlord.

20.4 Captions; Attachments; Defined Terms.

20.4.1 The captions of the Sections and Articles of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

20.4.2 Exhibits attached hereto and addenda and schedules are deemed by attachment and/or reference to constitute part of this Lease and are incorporated herein as an integral part of this Lease.

20.4.3 The words "Landlord," "Tenant" and "Guarantor," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine. Words used in the masculine or feminine gender include the neuter. If there be more than one Landlord, Tenant, or Guarantor, the obligations hereunder imposed upon Landlord, Tenant, or Guarantor shall be joint and several; as to a Tenant or Guarantor which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

20.5 Arbitration Agreement; Venue. Should either Party commence any action under this Lease, the parties hereto waive trial by jury on any and all claims, causes of action, liabilities, and issues arising in any action or proceeding between them which concerns this Lease or Tenant's use and occupancy of the Premises or the Common Area. Any controversy or claim arising out of or relating to this lease, or the breach thereof, other than an action by Landlord against Tenant for nonpayment of Rent, or for unlawful detainer or ejectment, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of any action at law or in equity between the parties brought by reason of this lease, the venue shall be in Benton County, State of Washington.

20.6 Severability. If any term or provision of this Lease shall, to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.

20.7 Costs of Suit.

20.7.1 If Tenant or Landlord shall bring any action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

20.7.2 Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises, by license of Tenant, or for the foreclosure of any lien for labor or materials furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys fees incurred by Landlord in or in connection with such litigation.

20.8 Time; Joint And Several Liability; Guarantors. Time is of the essence of this Lease and each and every provision hereof. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity. Any Guarantors executing this Lease covenant and agree that they bind themselves by their signatures hereon as principals with joint and several liability and not as sureties all as more particularly provided on Exhibit B.

20.9 Binding Effect; Choice of Law. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Section 20.3, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Washington as an agreement to be performed in said State and as an agreement between domiciliaries of said State.

20.10 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition herein. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any such covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

20.11 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

20.12 Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the term or any renewal hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term and in such case Rent and other monetary sums due hereunder, shall be payable in the amount and at the time specified in this Lease. The minimum monthly rental then in effect shall be increased by one hundred fifty percent (150%) or, shall be no less than the then market rents for similar space in similar Buildings, whichever amount is greater, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

20.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage except the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease.

20.14 Interest on Past Due Obligation. Except as otherwise expressly herein provided, any amounts due to Landlord not paid when due shall bear interest at the rate which is the greater of (a) three (3) points over the prime rate of the Bank of America, San Francisco, California (or such other state or federal chartered bank doing business in Kennewick, Washington as may be specified in a written notice to Tenant hereafter), or (b) eighteen percent (18%) on a per annum basis from the due date, provided, however, that notwithstanding the foregoing such interest shall not in any event exceed the highest rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

20.15 Confidentiality. Tenant covenants to and agrees to keep the provisions of this Lease confidential, and not to disclose said terms and provisions to any person or entity whatsoever (except as may be required by law, or by any governmental entity or as requested by Landlord). Tenant acknowledges that Landlord may have made special concessions to Tenant to induce Tenant to execute this Lease, which, if known, could damage Landlord's future business and/or bargaining power. Tenant therefore agrees that any breach of the covenant contained in this paragraph by Tenant shall be a default of this Lease.

20.16 Corporate Authority. If Tenant and/or Guarantor is a corporation, each individual executing this Lease and/or the guaranty attached as Exhibit B on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease and/or guaranty on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease and/or guaranty is binding upon said corporation in accordance with its terms, and Tenant and/or Guarantor shall, simultaneously with the execution of this Lease and/or guaranty, deliver to Landlord a certified copy of a Resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease and a Certificate of Good Standing issued by the Secretary of State of the state of Tenant's incorporation dated not earlier than thirty (30) days prior to the execution hereof.

20.17 Americans With Disability Act. Tenant shall, at all times during the term of this Lease, and at Tenant's sole cost and expense, maintain and keep the Premises in full compliance with the Americans With Disability Act of 1990, Public Law No. 101-336, 42 USC 12101 et seq. (the "ADA"), for its intended use by Tenant as approved herein. Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from non-compliance or alleged non-compliance with the provisions of ADA in effect during the term hereof, including any extensions and renewals, and from and against all costs, attorneys fees, expenses and liabilities incurred in or from any such claim. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby waives all claims in respect thereof against Landlord.

20.18 Submission For Review. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest by Tenant in the Demised Premises or any other premises situated in the Building. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

20.19 Real Estate Agent. Tenant warrants that it has not had any dealings with any real estate broker or agent in connection with the negotiation of this Lease, and agrees to save and hold Landlord harmless from any cost, expense or liability (including, without limitation, attorneys' fees) for any compensation, commission or charges claimed by any real estate broker or agent with respect to this Lease or the negotiation of this Lease.

20.20 Nondiscrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through Tenant that this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Demised Premises herein established and Tenant shall not permit any such practice or practices of discrimination or segregation with reference to the employment, hiring, selection, location, number, use or occupancy of Tenant's employees, agents, lessees, sublessees, subtenants or vendors in the Demised Premises.

20.21 Legal Representation. Tenant warrants that it has not received any legal advice from the law firm of Liebler, Ivey, Connor, Berry & St. Hilaire with regard to this lease agreement or any transactions between Landlord and Tenant, that Tenant understands that the law firm of Liebler, Ivey, Connor, Berry & St. Hilaire solely represents Landlord in connection with this Lease Agreement; and that Tenant should seek its own independent legal counsel with regard to this Lease Agreement.

Article 21. OPTION TO PURCHASE

FOR AND IN CONSIDERATION of the mutual promises contained herein, Landlord hereby grants unto Tenant the right to purchase the demised property, described on Exhibit A hereto, with this option to buy being exercised not less than one hundred eighty (180) days prior to the termination of this lease, with purchase to take place at the time said lease ends, provided Tenant is not in default of this lease agreement at the time of the option to purchase or at any time thereafter. Written notice of the intention to exercise this option must be given to Landlord at least one hundred eighty (180) days prior to the expiration of the lease. The written notice of the intention to exercise the option shall be accompanied by Tenant's deposit with the Landlord in the amount of ten thousand ($10,000.00). Upon receipt of the written notice of Tenant's intent to exercise the option and the Tenant's deposit of ten thousand dollars ($10,000.00), the Landlord shall cause to be performed an appraisal of the premises, by an MAI appraiser of Landlord's choosing, and the purchase price shall be the average of the high-low of said appraisal. If Tenant proceeds to close on the sale, the deposit will be credited toward the purchase price of the premises at closing. If Tenant does not close, Landlord shall be entitled to keep the entire deposit and Tenant's option to purchase shall be terminated.

Article 22. ENTIRE AGREEMENT.

THIS INSTRUMENT, ALONG WITH ANY EXHIBITS AND ATTACHMENTS HERETO, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT RELATIVE TO THE PREMISES AND THERE ARE NO ORAL AGREEMENTS OR REPRESENTATIONS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE, AND THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS OR REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO OR DISPLAYED BY LANDLORD TO TENANT WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND NONE THEREOF SHALL BE USED TO INTERPRET OR CONSTRUE THIS LEASE. THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES OR THE PARTIES AND THEIR AGENTS OR REPRESENTATIVE AND ALL RELIANCE WITH RESPECT TO REPRESENTATIONS IS SOLELY UPON THE REPRESENTATIONS AND AGREEMENTS CONTAINED IN THIS DOCUMENT. THIS AGREEMENT AND THE EXHIBITS AND ATTACHMENTS MAY BE ALTERED, AMENDED OR REVOKED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT.

IN WITNESS WHEREOF, Landlord, Tenant, and Guarantors, if any, have executed this Lease.

LANDLORD:	TENANT:
ADVANCED MEDICAL ISOTOPE CORPORATION

/s/ Robert L. Myers	/s/ James Katzaroff
Robert L. Myers	By: James Katzaroff
Its President

/s/ Maribeth F. Myers
Maribeth F. Myers

STATE OF WASHINGTON     )
                                                 ss.)
COUNTY OF BENTON             )

On this day personally appeared before me Robert L. Myers, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purpose therein mentioned.

GIVEN under my hand and official seal this 18 day of July, 2007

/s/ Ronald F. St. Hilaire
NOTARY PUBLIC in and for the State of Washington residing at Kennewick

STATE OF WASHINGTON     )
                                                 ss.)
COUNTY OF BENTON             )

On this day personally appeared before me Maribeth F. Myers, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 18 day of July, 2007

/s/ Ronald F. St. Hilaire
NOTARY PUBLIC in and for the State of Washington residing at Kennewick

.....

STATE OF WASHINGTON     )
                                                 ss.)
COUNTY OF BENTON             )

On this 17th day of July, 2007, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared James Katzaroff, to me known to be the president of Advanced Medical Isotopes Corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

Witness my hand and official seal hereto affixed the day and year first written.

/s/ Kathleen M. Megow
NOTARY PUBLIC in and for the State of Washington residing at Pasco

EXHIBIT A
LEGAL DESCRIPTION OF PREMISES

That portion of Lot 3, Short Plat Number 2374, according to the survey thereof recorded under Auditor's File Number 1998-025128, records or Benton County, Washington, described as follows:

Beginning at the most Southerly corner of said Lot 3, thence North 45°11'04" East, along the Southeasterly line of said Lot 3, for  400:00 feet; thence North 44°48'56" West for 200.02 feet to the Northwesterly line of said Lot 3, thence South 45°11'00" West, along said Northwesterly line, for 400.00 feet to the most Westerly corner of said Lot 3, thence South 44°48'56" East, along the Southwesterly line of said Lot 3, for 200.02 feet to the True Point of Beginning.

Excluding the Southwesterly 180 feet thereof, subject to subsequent amendment upon survey.